Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

INTERNATIONAL SEAWAYS, INC.

AND

EACH OF THE HOLDERS PARTY HERETO

Dated as of November 30, 2016

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of November 30, 2016, by and between International Seaways, Inc., a Marshall Islands corporation (the “Company”), and each of the parties identified as a “Holder” on the signature page hereto and any parties identified on the signature page of any joinder agreements executed and delivered pursuant to Section 11 hereof (each, a “Holder” and, collectively, the “Holders”). Capitalized terms used but not otherwise defined herein are defined in Section 1 hereof.

RECITALS:

WHEREAS, the board of directors of Overseas Shipholding Group, Inc. (“OSG”) has declared a dividend that will result in the distribution of all of OSG’s shares of INSW Common Stock (defined below) to holders of OSG’s Class A Stock and Class A Warrants;

WHEREAS pursuant to the Registration Rights Agreement, dated May 2, 2014, as amended, (the “OSG Registration Rights Agreement”), by and between OSG and each of the other parties named therein, OSG has agreed to cause the Company to offer registration rights to certain holders of the Company’s INSW Common Stock in connection with the Distribution (as defined herein) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees for the benefit of the Holders, as follows

1.                  Definitions.

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” has the meaning specified in the first paragraph hereof.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law or executive order to close.

“Certification” has the meaning specified in Section 13(p).

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Commission Guidance” means (i) any publicly-available written guidance, or rule of general applicability of the Commission staff, or (ii) written comments, requirements or requests of the Commission staff to the Company in connection with the review of a Registration Statement.

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“Company” has the meaning specified in the first paragraph hereof.

“Company Notice” has the meaning specified in Section 2(d).

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Counsel to the Holders” means, with respect to any Underwritten Offering, the counsel selected by the holders of a majority of the Registrable Securities requested to be included in such Underwritten Offering, consisting of no more than one firm of attorneys selected by such holders.

“Demand Notice” has the meaning specified in Section 2(d).

“Determination Date” has the meaning specified in Section 2(h).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Distribution” means that distribution on a pro rata basis of all of the outstanding INSW Common Stock to (a) holders of OSG Class A Common Stock and to (b) holders of OSG Warrants, treating the OSG Warrants on an as-exercised basis without deduction for the exercise price of the OSG Warrants, as of the record date for the distribution.

“Distribution Date” means 5:00 p.m., New York time, on November 30, 2016.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Filing Date” means, with respect to the Initial Shelf, as soon as practicable after the date hereof (but in no event more than thirty (30) days following the Closing Date) and, with respect to any additional Registration Statements required to be filed hereunder pursuant to Section 2(a) or otherwise, one hundred eighty (180) days after any preceding Registration Statement is declared effective by the SEC or the earliest practicable date thereafter on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“FINRA” means The Financial Industry Regulatory Authority, Inc.

“Follow-On Registration Notice” has the meaning specified in Section 2(i)(i).

“Follow-On Shelf” has the meaning specified in Section 2(i)(i).

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“Form S-1 Shelf” means a Registration Statement for Shelf Registration on Form S-1 covering the resale of 100%, or such portion as permitted by Commission Guidance (provided that the Company shall use commercially reasonable efforts to advocate with the Commission for the registration of all or the maximum number of the Registrable Securities as permitted by Commission Guidance), of the Registrable Securities not then registered, on a continuous basis.

“Form S-3 Shelf” means a Registration Statement for Shelf Registration on Form S-3 covering the resale of 100%, or such portion as permitted by Commission Guidance (provided that the Company shall use commercially reasonable efforts to advocate with the Commission for the registration of all or the maximum number of the Registrable Securities as permitted by Commission Guidance), of the Registrable Securities not then registered, on a delayed or continuous basis.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of an exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(i)                 transactions by a Holder in which a Hedging Counterparty engages in short sales of Registrable Securities pursuant to a prospectus and may use Registrable Securities to close out its short position;

(ii)               transactions pursuant to which a Holder sells short Registrable Securities pursuant to a prospectus and delivers Registrable Securities to close out its short position;

(iii)             transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a prospectus or an exemption from registration under the Securities Act; and

(iv)             a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a prospectus.

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“Holder” and “Holders” have the meanings given to those terms in the first paragraph hereof.

“Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Securities.

“Initial Shelf” means the initial Registration Statement filed pursuant to this Agreement.

“INSW Common Stock” means the shares of common stock, without par value, of the Company distributed as part of the Distribution and any additional shares of such common stock paid, issued or distributed in respect of any such shares by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such INSW Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

“Lock-Up Period” has the meaning specified in Section 4(a).

“Losses” has the meaning specified in Section 8(d).

“Nasdaq” means either the NASDAQ Global Select Market or the NASDAQ Global Market, as applicable.

“Other Holders” has the meaning specified in Section 3(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Piggyback Offering” has the meaning specified in Section 3(a).

“Prospectus” means the prospectus used in connection with a Registration Statement.

“Registrable Securities” means at any time the INSW Common Stock (i) issued to a Holder as part of the Distribution, or (ii) held or “beneficially owned” (as such term is used in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) by any Holder, including, without limitation, any INSW Common Stock issued upon exercise of any warrants, rights or options that are “restricted securities” within the meaning of Rule 144 upon issuance; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (w) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (x) the date on which such securities are permitted to be disposed of by such Holder pursuant to Rule 144; (y) with respect to the Registrable Securities of any Holder, the first date on which such Holder

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no longer holds or “beneficially owns” (as defined above) at least 1% of the outstanding INSW Common Stock; and (z) the date on which such securities cease to be outstanding.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration under the Securities Act of Registrable Securities in compliance with this Agreement, including, without limitation, (i) Commission, stock exchange, FINRA and other registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on The New York Stock Exchange (or any other U.S. national securities exchange or Nasdaq), (vi) the fees and expenses incurred in connection with each road show for each Underwritten Offering, which offering is reasonably expected by the managing underwriters for such offering to result in gross proceeds in excess of $75 million (provided that the Company shall be responsible for no more than 50% of travel-related expenses for any such road show) and (vii) reasonable fees, reasonable charges and disbursements of Counsel to the Holders, including, for the avoidance of doubt, any expenses of Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder. For the avoidance of doubt, in the case of any Underwritten Offering, the underwriters shall be responsible for their own expenses incurred, including in respect of any expense relating to counsel to the underwriters (other than as explicitly set forth in the preceding sentence).

“Registration Notice” has the meaning specified in Section 2(a).

“Registration Statement” means any registration statement filed with the Commission pursuant hereto or in connection with a Piggyback Offering.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor provision).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders and legal expenses not included within the definition of Registration Expenses.

“Shelf” means, as applicable, a Form S-1 Shelf or a Form S-3 Shelf, in each case together with any Follow-On Shelf.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor provision then in effect).

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“Suspension Period” has the meaning specified in Section 2(b).

“Underwritten Offering” means either an Underwritten Shelf Takedown or a Piggyback Offering.

“Underwritten Shelf Takedown” has the meaning specified in Section 2(c).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3.

2.                  Shelf Registrations.

(a)                Filing. On each Filing Date until all of the Registrable Securities are registered for resale by the Holders as selling stockholders thereunder, the Company shall use its commercially reasonable efforts to file with the Commission either (i) if the Company is then eligible to use Form S-3 for such purpose, a Form S-3 Shelf or (ii) if the Company is not then eligible to use Form S-3 for such purpose, a Form S-1 Shelf. The Company shall use commercially reasonable efforts to cause the Initial Shelf to become effective as soon as practicable after the Distribution Date, and, in the event the Company is notified by the Commission that the Initial Shelf will not be reviewed or is no longer subject to further review and comments, no later than the tenth Business Day following the date on which the Company is so notified (unless such tenth Business Day is prior to the Distribution Date). The Company shall give to all Holders written notice of the filing of each Shelf at least fifteen (15) days prior to filing such Shelf (the “Registration Notice”). The Company shall maintain each Shelf in accordance with the terms hereof. If the Company files a Form S-1 Shelf, then the Company shall cause the substance of each of its current and periodic reports filed with the Commission subsequently to the effective time of such Form S-1 Shelf and prior to such time that such Form S-1 Shelf is no longer effective, to be filed pursuant to Rule 424(b) promulgated under the Securities Act as a supplement to the Prospectus contained in such Form S-1 Shelf. The Company shall use its commercially reasonable efforts to convert any Form S-1 Shelf (and any Follow-On Shelf on Form S-1) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

(b)               Suspension. Upon written notice to the Holders, the Company shall be entitled to suspend, for a period of time (each, a “Suspension Period”), the use of any Registration Statement or related Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if the Company determines in its reasonable good faith judgment, after consultation with counsel, that (1) the Registration Statement or any related Prospectus may contain an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or Prospectus not misleading, or (2) proceeding with or using the Registration Statement or related Prospectus could reasonably be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, or would require

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premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or render the Company unable to comply with requirements under the Securities Act or Exchange Act; but in no event shall (A) the Company avail itself of more than four Suspension Periods in any 12-month period, (B) the duration of all Suspension Periods exceed one hundred twenty (120) days in the aggregate in any 12-month period, or (C) the Company fail to use its good faith efforts to amend the Registration Statement and/or Prospectus to correct such untrue statement or omission as soon as reasonably practicable unless such amendment would reasonably be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, or would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, in each case that is material to the Company.

(c)                Requests for Underwritten Shelf Takedowns. At any time and from time to time after a Shelf has been declared effective by the Commission, any one or more Holders of Registrable Securities registered thereon may request to sell all or any portion of such Registrable Securities in an underwritten offering that is registered pursuant to such Shelf (each, an “Underwritten Shelf Takedown”); provided that such Holder or Holders will be entitled to make such demand only if the total offering price of the shares to be offered in such offering (including all Registrable Securities, if any, to be included in such offering pursuant to Section 2(d) hereof) is, based on the price range set forth in the applicable Demand Notice, reasonably expected to exceed, in the aggregate, (x) in the case of a demand by at least one Holder that is an “affiliate” (within the meaning of Rule 405 under the Securities Act), $25 million or (y) in all other cases, $75 million.

(d)               Demand Notices. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Notice”). Each Demand Notice shall specify the approximate number of Registrable Securities to be offered in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within five (5) Business Days after receipt of any Demand Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown to all other holders of Registrable Securities then registered pursuant to Section 2(a) or Section 2(h) (the “Company Notice”) and, subject to the provisions of Section 2(e) below, shall include in such Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after sending the Company Notice.

(e)                Allocation on Underwritten Shelf Takedowns. The Company shall not include in any Underwritten Shelf Takedown any securities that are not Registrable Securities. If any managing underwriters for such Underwritten Shelf Takedown advise the Company in writing that in their opinion the number of Registrable Securities to be included in such Underwritten Shelf Takedown exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown, the Company shall include in such Underwritten Shelf Takedown the maximum number of Registrable Securities which in the opinion of such managing underwriters can be so

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sold, allocated pro rata among the respective holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder.

(f)                Restrictions on Underwritten Shelf Takedowns. The Company shall not be obligated to effect more than three Underwritten Shelf Takedowns during any period of 12 consecutive months and shall not be obligated to launch an Underwritten Shelf Takedown within one hundred (100) days after the pricing of a previous Underwritten Shelf Takedown or Piggyback Offering.

(g)               Selection of Underwriters. The holders of a majority of the Registrable Securities requested to be included in an Underwritten Shelf Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed.

(h)               Automatic Shelf Registration. Upon the Company becoming a Well-Known Seasoned Issuer, the Company shall (i) as promptly as practicable but in no event later than twenty (20) Business Days thereafter, give written notice thereof to all of the Holders, which notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) as promptly as practicable in its commercially reasonable efforts but in no event later than thirty (30) Business Days thereafter, file an Automatic Shelf Registration Statement covering the resale of 100% of the Registrable Securities then registered pursuant to Section 2(a), in accordance with the terms of this Agreement, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until the earlier of (i) the date as of which there are no longer any Registrable Securities or (ii) the date as of which the rights of all Holders, or this Agreement, shall have been terminated pursuant to Section 13(s) hereof. The Company shall give written notice of filing such Automatic Shelf Registration Statement to all of the Holders as promptly as practicable thereafter. If, at any time after the Company files an Automatic Shelf Registration Statement, the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), then the Company shall, within twenty (20) days after such Determination Date (A) give written notice thereof to all of the Holders and (B) file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering the resale of 100% of the Registrable Securities then registered pursuant to Section 2(a) or Section 2(h), and use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable after the last date the Holders may permissibly use the Automatic Shelf Registration Statement to sell their Registrable Securities.

(i)                 Additional Selling Stockholders and Additional Registrable Securities.

(i)                 If the Company is not a Well-Known Seasoned Issuer and a Form S-1 Shelf is effective, or if the Company is not a Well-Known Seasoned Issuer and a Form S-3 Shelf is effective but the filings contemplated by Section 2(i)(iii) are not permitted under the rules and regulations promulgated by the Commission, then within thirty (30) days after a written request by one or more Holders to register for resale any additional Registrable Securities owned by such Holders that have not been registered for resale on a Shelf or pursuant to Section 3, the Company shall file a Registration

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Statement substantially similar to the Shelf then effective (each, a “Follow-On Shelf”), to register for resale 100%, or such portion as permitted by Commission Guidance (provided that the Company shall use commercially reasonable efforts to advocate with the Commission for the registration of all or the maximum number of the Registrable Securities as permitted by Commission Guidance), of such additional Registrable Securities. The Company shall give written notice of the filing of the Follow-On Shelf at least twenty-five (25) days prior to filing the Follow-On Shelf to all Holders (the “Follow-On Registration Notice”) and shall include in such Follow-On Shelf all such additional Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after sending the Follow-On Registration Notice. Notwithstanding the foregoing, the Company shall not be required to file a Follow-On Shelf (1) if it has filed a Follow-On Shelf within the prior one hundred eighty (180) days, or (2) if the aggregate amount of INSW Common Stock comprising the additional Registrable Securities requested to be registered on such Follow-On Shelf represent both less than 1% of the then outstanding INSW Common Stock. The Company shall use commercially reasonable efforts to cause such Follow-On Shelf to be declared effective as promptly as practicable after filing such Follow-On Shelf.

(ii)               If the Company is a Well-Known Seasoned Issuer and an Automatic Shelf Registration Statement is effective, then within twenty (20) Business Days after a written request by one or more Holders to register for resale any additional Registrable Securities owned by such Holders that have not been registered for resale on a Shelf or pursuant to Section 3, the Company shall make all filings necessary to cause such Automatic Shelf Registration Statement to cover 100%, or such portion as permitted by Commission Guidance (provided that the Company shall use commercially reasonable efforts to advocate with the Commission for the registration of all or the maximum number of the Registrable Securities as permitted by Commission Guidance), of such additional Registrable Securities.

(iii)             If a Form S-3 Shelf or Automatic Shelf Registration Statement registering all or a portion of a Holder’s Registrable Securities pursuant to Section 2(a) or Section 2(h) is effective, then within five (5) Business Days after written request therefor by such Holder, the Company shall, to the extent permitted under the rules and regulations promulgated by the Commission, make all filings necessary to cause such Form S-3 Shelf or Automatic Shelf Registration Statement to cover sales by such Holder as a selling stockholder.

(j)                 Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company.

(k)               Cutbacks. Notwithstanding any other provision of this Agreement, if any Commission Guidance sets forth a limitation of the number of Registrable Securities to be registered on a particular Shelf (notwithstanding the Company’s commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), which limitation limits the number that may be registered to a number that is lower

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than the number of Registrable Securities not then registered, then, except to the extent that a Holder waives its right to have its Registrable Securities registered on such Shelf, the amount of Registrable Securities to be registered on such Shelf will be correspondingly reduced pro rata among the Holders based on the total number of unregistered Registrable Securities held by such Holders.

(l)                 Limitations on Demand and Piggyback Rights. Any demand for an Underwritten Shelf Takedown will be subject to the constraints of any applicable lockup arrangements (whether relating to an offering demanded by Holders or initiated by the Company), and such demand must be deferred until such lockup arrangements no longer apply; provided that, other than any lockup arrangements in connection with this Agreement or Underwritten Shelf Takedowns or Piggyback Offerings pursuant hereto, the Company shall not enter into any lockup arrangements more than two times in any 12-month period, neither of which may have a duration of greater than sixty (60) days. If a demand has been made for an Underwritten Shelf Takedown (or if the Company is pursuing a Piggyback Offering), no further demands may be made so long as such offering is still being pursued.

3.                  Piggyback Takedowns.

(a)                Right to Piggyback. Whenever the Company proposes to register any of its securities, or proposes to offer any INSW Common Stock in an underwritten offering registered under the Securities Act other than pursuant to Section 2(c) (a “Piggyback Offering”), the Company shall give prompt written notice to all Holders of its intention to effect such Piggyback Offering. In the case of a Piggyback Offering that is an underwritten offering under a shelf registration statement, such notice shall be given not less than five (5) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Offering. In the case of a Piggyback Offering that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than five (5) Business Days prior to the date of filing of such registration statement. The Company shall, subject to the provisions of Sections 3(b) and (c) below, include in such Piggyback Offering 100%, or such portion as permitted by Commission Guidance (provided that the Company shall use commercially reasonable efforts to advocate with the Commission for the registration of all or the maximum number of the Registrable Securities as permitted by Commission Guidance), of the Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Piggyback Offering, provided that the Company must provide prompt written notice of such determination to the Holders requesting to include their Registrable Securities in such Piggyback Offering.

(b)               Priority on Primary Piggyback Offerings. If a Piggyback Offering is an underwritten primary registration on behalf of the Company, and the managing underwriters for such Piggyback Offering advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such Piggyback Offering exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Offering the maximum number of such securities which in the opinion of such managing underwriters can be so sold in the following

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order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such Piggyback Offering (pro rata among the Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder), and (iii) third, other securities requested to be included in such Piggyback Offering.

(c)                Priority on Secondary Piggyback Offerings. If a Piggyback Offering is an underwritten secondary registration on behalf of holders of the Company’s securities (“Other Holders”), and the managing underwriters for such Piggyback Offering advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such Piggyback Offering exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders, the Company shall include in such Piggyback Offering the maximum number of such securities which in the opinion of such managing underwriters can be so sold in the following order of priority: (i) first, the securities requested to be included therein by the Other Holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of any such securities and Registrable Securities on the basis of the number of securities and Registrable Securities so requested to be included therein by each such holder or Holder, and (ii) second, other securities requested to be included in such registration.

(d)               Selection of Underwriters. The Company will have the sole right to select the investment banker(s) and manager(s) for each Piggyback Offering.

(e)                Cutbacks. Notwithstanding any other provision of this Agreement, if any Commission Guidance sets forth a limitation of the number of Registrable Securities to be included in a particular Piggyback Offering (notwithstanding the Company’s commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), which limitation limits the number that may be included to a number that is lower than the number of Registrable Securities requested by Holders to be included therein pursuant to Section 3(a), then, except to the extent that such a Holder waives its right to have such Registrable Securities included in such Piggyback Offering, the amount of Registrable Securities included in such Piggyback Offering will be correspondingly reduced pro rata among the Holders requesting such inclusion based on the number of Registrable Securities requested by each such Holder to be so included.

4.                  Holdback Agreements.

(a)                Holders of Registrable Securities. Each Holder who “beneficially owns” (as such term is defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act) five percent (5%) or more of the outstanding INSW Common Stock or who is an Affiliate of the Company agrees with the Company that such Holder shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities during the seven (7) days prior to and the ninety (90) day period beginning on the date of pricing of each Underwritten Offering or other underwritten public offering of equity securities of the Company (the “Lock-Up Period”), except as part of such Underwritten Offering or other underwritten public offering of equity securities of the Company unless (i) the Company otherwise agrees by written consent, (ii) the underwriters managing such Underwritten Offering or other underwritten public

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offering of equity securities of the Company otherwise agree by written consent and (iii) such Lock-Up Period is applicable on substantially similar terms to the Company and the executive officers and directors of the Company; provided that notwithstanding the foregoing any such Holder that is a partnership or corporation may make distributions of Registrable Securities to the partners or stockholders thereof or transfers of Registrable Securities to Affiliates that are otherwise in compliance with applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 4(a). Each such Holder agrees with the Company to execute a lock-up agreement in favor of the Company’s underwriters managing such Underwritten Offering or other underwritten public offering of equity securities of the Company to such effect and that such underwriters shall be third party beneficiaries of this Section 4(a). The provisions of this Section 4(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

(b)               The Company. The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registration statements on Form S-8 or Form S-4 under the Securities Act, pursuant to the exercise of a conversion of outstanding securities or pursuant to other customary lock-up exemptions), during the seven (7) days prior to and the ninety (90) day period beginning on the date of pricing of each Underwritten Offering.

5.                  Company Undertakings.

(a)                Whenever Registrable Securities are registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and any sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof, and the Company shall as expeditiously as possible:

(i)                 before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Holders whose securities are covered by the Registration Statement copies of all such documents (excluding, with respect to any such Holders who are not affiliates of the Company, exhibits to which such Holders are not a party), other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by such Holders, which documents shall be subject to the review and comment of the counsel to such Holders;

(ii)               notify each Holder of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under such Registration Statement or have otherwise ceased to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

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(iii)             furnish to each seller of Registrable Securities, and any managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(iv)             use its commercially reasonable efforts (1) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (2) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (3) to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required (a) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (b) to subject itself to taxation in any such jurisdiction or (c) to consent to general service of process in any such jurisdiction);

(v)               notify each seller of such Registrable Securities, Counsel to the Holders and any managing underwriters (1) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of any such seller and subject to Section 2(b) hereof, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities, Counsel to the Holders and any managing underwriters and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any request by the Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened

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issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) upon the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (2) when each Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post-effective amendment thereto has become effective;

(vi)             use its commercially reasonable efforts to cause all such Registrable Securities (1) if any of the INSW Common Stock is then listed on a U.S. national securities exchange or on Nasdaq, to continue to be so listed or included, (2) if any of the INSW Common Stock is not then listed on a U.S. national securities exchange or Nasdaq, to cause such Securities to be listed on The New York Stock Exchange or another national securities exchange or Nasdaq, and (3) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;

(vii)           provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(viii)         enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the holders of a majority of the Registrable Securities included in an Underwritten Offering or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings organized by the underwriters, if any; provided, that the Company shall have no obligation to participate in “road shows” in connection with any Underwritten Shelf Takedown in which the total offering price of the Registrable Securities to be offered therein is less than (x) in the case of an Underwritten Shelf Takedown pursuant to a demand by at least one Holder that is an “affiliate” (within the meaning of Rule 405 under the Securities Act), $25 million or (y) in all other cases, $75 million; provided, further, that the Company shall have no obligation to participate in more than three “road shows” in any 12-month period;

(ix)             for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for an Underwritten Offering, as applicable, pursuant to this Agreement, make available for inspection and copying by any Holder, Counsel to the Holders, any underwriter participating in any disposition pursuant to such Registration Statement or Underwritten Offering, as applicable, and any other attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the

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Company’s officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement or Underwritten Offering, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company and the applicable underwriter (which may contain customary exceptions thereto);

(x)               permit any Holder, Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by such Holder or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings in the preparation of) such Registration Statement and any Prospectus supplements relating to an Underwritten Offering, if applicable;

(xi)             in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any INSW Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (1) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (2) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(xii)           in connection with any Underwritten Offering, obtain and furnish to each such Holder including Registrable Securities in such Underwritten Offering a signed counterpart of (1) a cold comfort letter from the Company’s independent public accountants and (2) a legal opinion of counsel to the Company addressed to the relevant underwriters and/or such Holders, in each case in customary form and covering such matters of the type customarily covered by such letters as any managing underwriters and/or holders of a majority of the Registrable Securities included in such Underwritten Offering reasonably request;

(xiii)         with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of a majority of the holders of the Registrable Securities that are being sold pursuant to such Free Writing Prospectus, which Free Writing Prospectuses or other materials shall be subject to the review of Counsel to the Holders; provided, however, the Company shall not be responsible or liable for any breach by a Holder of Section 13(r);

(xiv)         provide a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

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(xv)           promptly notify in writing the Holders, the sales or placement agent, if any, therefor and any managing underwriters of the securities being sold, (1) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (2) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(xvi)         (1) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (2) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (3) comply with the provisions of the Securities Act and the Exchange Act and any applicable U.S. national securities exchange or Nasdaq, as applicable, or other U.S. recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; and (4) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the Commission or any Federal or state governmental authority;

(xvii)       cooperate with each Holder and each underwriter participating in the disposition of such Registrable Securities and any underwriters’ counsel in connection with any filings required to be made with FINRA;

(xviii)     within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus filed pursuant to this Agreement (and any offering covered thereby);

(xix)         if requested by any participating Holder or any managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Holder or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(xx)           in the case of any certificated Registrable Securities: (1) cooperate with the participating Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be offered, upon receipt by the Company of a written representation from each participating Holder that the Registrable Securities represented by the certificates so delivered will be transferred by such Holder in accordance with the Registration

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Statement and (2) cause such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities; and

(xxi)         use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

(b)               Anything in this Agreement to the contrary notwithstanding, the Company shall use its commercially reasonable efforts to cause all eligible INSW Common Stock to be listed on a U.S. national securities exchange or Nasdaq reasonably promptly following the Distribution Date.

6.                  Registration Expenses.

(a)                All Registration Expenses shall be borne by the Company. All Selling Expenses relating to each offering of Registrable Securities shall be borne by the Holders of such offered Registrable Securities pro rata on the basis of the relative number of Registrable Securities sold by each such Holder in such offering.

(b)               In connection with each Underwritten Shelf Takedown and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such Underwritten Shelf Takedown or Piggyback Registration for the reasonable fees and disbursements of no more than one legal counsel chosen by the Holders of a majority of the Registrable Securities so included.

7.                  Hedging Transactions.

(a)                The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of Counsel to the Holders, it is necessary or desirable to have a Registration Statement under the Securities Act cover such Hedging Transaction or sales or transfers (whether short or long) of Registrable Securities in connection therewith, then the Company shall use its commercially reasonable efforts to take such actions (which may include the filing of a prospectus supplement to include additional or changed information that is material or is otherwise required to be disclosed, including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution, but shall not include the filing of a post-effective amendment to a Registration Statement) as may reasonably be required to have such Hedging Transaction or sales or transfers of Registrable Securities in connection therewith covered by a Registration Statement under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder. Any request to file such a Registration Statement shall be considered a “Demand Notice” for purposes of Section 2(d) and any such request shall be subject to the provisions of Section 2(f), if made independently of any other Registration Statement filing.

(b)               All Registration Statements in which Holders may include Registrable Securities under this Agreement shall be subject to the provisions of this Section 7. The selection of any Hedging Counterparty shall not be subject to Section 2(g), but the Hedging Counterparty shall be

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selected by the holders of a majority of the Registrable Securities subject to the Hedging Transaction that is proposed to be effected.

(c)                If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Company regarding the plan of distribution and like matters.

(d)               The Company further agrees to include, under the caption “Plan of Distribution” (or the equivalent caption), in each Registration Statement, and any related Prospectus (to the extent such inclusion is permitted under applicable Commission regulations and is consistent with comments received from the Commission during any Commission review of such Registration Statement), language substantially in the form of Schedule I hereto and to include in each prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the relevant Holders and the Hedging Counterparty describing such Hedging Transaction.

(e)                In connection with a Hedging Transaction, each Hedging Counterparty shall be treated in the same manner as a managing underwriter for purposes of Section 5 of this Agreement and subject to the limitations set forth in Section 2(i) hereof.

8.                  Indemnification; Contribution.

(a)                The Company agrees to indemnify and hold harmless each Holder, the Affiliates, directors, officers, employees, members, managers and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and expenses to which they or any of them may become subject insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or expense arises (i) out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein including, without limitation, any notice or questionnaire, or (ii) out of sales of Registrable Securities made during a Suspension Period after notice is given pursuant to Section 2(b). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(b)               Each Holder severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages or liabilities to which they or any of them may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Holder Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 8(b) shall be limited to the gross proceeds (before deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement or Prospectus relates. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c)                Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified parties shall collectively have the right to employ their own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the

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institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a full and final release from all liability in respect to such claim or litigation.

(d)               In the event that the indemnity provided in Section 8(a) or Section 8(b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including, without limitation, legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the offering of the INSW Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person who controls any Holder, agent or underwriter within the meaning of either the Securities Act or the Exchange Act

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and each director, officer, employee and agent of any such Holder, agent or underwriter shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(d).

(e)                The provisions of this Section 8 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling Persons referred to in this Section 8 hereof, and will survive the transfer of Registrable Securities.

(f)                To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

9.                  Participation in Underwritten Offering/Sale of Registrable Securities.

(a)                No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form entered into pursuant to this Agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder proposed to be included in any Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (1) such Holder’s ownership of its Registrable Securities to be sold or transferred, (2) such Holder’s power and authority to effect such transfer and (3) such matters pertaining to compliance with securities laws as may be reasonably requested, including as to possessing no non-public information about the Company that is the basis upon which such sale is being made) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 8(b) hereof, or to the underwriters with respect thereto, except to the extent of the indemnification being given to the Company and its controlling persons in Section 8(b) hereof.

(b)               Each Person that has securities registered on a Registration Statement filed hereunder agrees that, upon receipt of any notice contemplated in Section 2(b), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the applicable Registration Statement.

10.              Rule 144 and Rule 144A; Other Exemptions. The Company covenants that it will (i) at all times make and keep available adequate current public information with respect to

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the Company as those terms are understood and defined for purposes of Rule 144(c) under the Securities Act; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to the reporting requirements under the Securities Act and the Exchange Act, respectively, and the rules and regulations adopted thereunder; (iii) submit electronically and post on its corporate Web site, if any, every interactive data file required to be submitted and posted pursuant to Rule 405 of Regulation S-T under the Exchange Act; (iv) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such Registrable Securities without registration and (v) make available information otherwise necessary to comply with Rule 144 and Rule 144A promulgated under the Securities Act, as such rules may be amended from time to time, if available with respect to resales of the Registrable Securities, at all times, to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements.

11.              Transfer of Registration Rights; Additional Holders.

(a)                The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities that are “restricted securities” to any transferee or assignee of such Registrable Securities if: (i) such transfer or assignment is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (iii) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

(b)               Each of the parties hereto agrees that any holder of INSW Common Stock that, immediately after the Distribution Date holds a number of INSW Common Stock equal to more than five percent (5%) of the total number of INSW Common Stock shall be entitled to become a Holder hereunder by signing a joinder agreement hereto, agreeing to become subject to the terms of this Agreement.

12.              Amendment, Modification and Waivers; Further Assurances.

(a)                Amendment. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the holders of at least a majority of the Registrable Securities then outstanding to such action or omission to act; provided that no such amendment, action or omission that adversely affects,

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alters or changes the interests of any Holder shall be effective against such Holder without the prior written consent of such Holder.

(b)               Effect of Waiver. No waiver of any term or condition of this Agreement shall operate as a waiver of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(c)                Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

13.              Miscellaneous.

(a)                No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with, or violates the rights granted to the Holders in, this Agreement.

(b)               Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Holders to include such Registrable Securities in a registration under the Securities Act undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).

(c)                Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in such Person’s favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to each such party contained in this Agreement shall be specifically enforceable against such party and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

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(d)               Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any trustee in bankruptcy) whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders are also for the benefit of, and enforceable by, any subsequent Holder. No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.

(e)                Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f)                Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, and all such counterparts taken together shall constitute one and the same Agreement.

(g)               Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

(h)               Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

(i)                 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when telecopied or sent by

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facsimile to the recipient, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any Holder at the address set forth on the signature page hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. The Company’s address is:

International Seaways, Inc.
600 Third Avenue, 39th Floor
New York, New York 10016
Facsimile: (212) 251-1170
Attention: General Counsel
with copies to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Facsimile: (212) 225-3999
Attention: Jeffrey D. Karpf
Notices to the Holders shall be sent to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Facsimile: (212) 351-6320
Attention: John T. Gaffney and J. Alan Bannister

If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(j)                 Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic

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means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(k)               Waiver of Jury Trial. Each of the parties to this Agreement hereby waives its right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13(k) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(l)                 Arm’s Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

(m)             Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (a) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (b) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

(n)               Entire Agreement. This Agreement, together with Schedule I attached hereto, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(o)               Attorneys’ Fees. In the event of litigation or other proceedings in connection with or related to this Agreement, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the opposing party of all reasonable expenses, including, without limitation, reasonable attorneys’ fees and expenses of investigation in connection with such litigation or proceeding.

(p)               Certification. Within fifteen (15) Business Days following receipt of written request from the Company by any Holder (which request shall not be made more than twice in any calendar year), such Holder shall certify to the Company that such Holder continues to hold Registrable Securities (the “Certification”). If a Holder fails to provide the Certification within

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the fifteen (15) Business Day period referred to in the immediately preceding sentence, the Company reserves the right, in its sole discretion, to remove such Holder’s Registrable Securities from a Registration Statement within fifteen (15) Business Days after receipt by such Holder of a second written notice specifying that the Holder may be removed from such Registration Statement unless such Holder provides the Certification within such subsequent fifteen (15) Business Day period.

(q)               Notification of Status. Each Holder shall provide written notice to the Company within ten (10) Business Days from the first day on which the Holder no longer holds Registrable Securities.

(r)                 FWP Consent. No Holder shall use a Holder Free Writing Prospectus without the prior written consent of the Company.

(s)                Termination. The obligations of the Company and of any Holder, other than those obligations contained in Section 8, shall terminate with respect to the Company and such Holder as soon as both (i) such Holder no longer holds any Registrable Securities and (ii) such Holder is no longer an Affiliate of the Company or otherwise subject to the volume limitations set forth in Rule 144(e) promulgated under the Securities Act or any successor provision. In addition, notwithstanding anything to the contrary in this Agreement, this Agreement shall terminate and be of no further effect in any respect, if OSG abandons the Distribution, in its sole and absolute discretion, without approval or consent of any other person, including the Company, or if for any other reason the Distribution does not proceed, with such termination deemed to occur simultaneously with such abandonment.

* * * * *

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IN WITNESS WHEREIN, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

INTERNATIONAL SEAWAYS, INC.

By:	/s/ Lois K. Zabrocky
Its:	President and Chief Executive Officer

[Registration Rights Agreement]

HOLDER

Cyrus Capital Partners, L.P. , in its capacity as investment manager to certain managed funds and entities

By:	/s/ Thomas Stamatelos
Name:	Thomas Stamatelos
Title:	Authorized Signatory

Address:
399 Park Avenue, 39th Floor
New York, NY 10022
Facsimile:

[Registration Rights Agreement]

HOLDER

Paulson & Co. Inc.

By:	/s/ Stuart Merzer
Its:	Authorized Signatory

Address:
1251 Avenue of the Americas
New York, NY 10020
Facsimile:

[Registration Rights Agreement]

SCHEDULE I

Plan of Distribution

A selling stockholder may also enter into hedging and/or monetization transactions. For example, a selling stockholder may:

(a)	enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of the common stock under this prospectus, in which case the other party may use shares of common stock received from the selling stockholder to close out any short positions;

(b)	itself sell short common stock under this prospectus and use shares of common stock held by it to close out any short position;

(c)	enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer that common stock under this prospectus; or

(d)	loan or pledge common stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus.